AGREEMENT

AND

PLAN OF MERGER

BY AND AMONG

INCEPTION MINING INC.,

CLAVO RICO, LTD, AND

CR ACQUISITION CORPORATION

Table of Contents

ARTICLE 1 Merger		1
1.1	Effects of Merger.	1
1.2	Effect on Company Capital Stock and Merger Subsidiary Capital Stock.	2
1.3	Rights of Holders of Company Capital Stock.	3
1.4	Procedure for Surrender and Exchange of Certificates.	3
1.5	Dissenting Shares.	4
1.6	Directors and Officers of the Surviving Company.	4
1.7	Tax Treatment.	4

ARTICLE 2 Representations and Warranties of Company		4
2.1	Organization and Good Standing.	5
2.2	Company Structure.	5
2.3	Authority and Authorization; Conflicts; Consents.	5
2.4	Capitalization.	5
2.5	Litigation.	6
2.6	No Brokers or Finders.	7
2.7	Tax Matters.	7
2.8	Contracts and Commitments.	8
2.9	Affiliate Transactions.	8
2.10	Compliance with Laws; Permits.	9
2.11	Financial Statements.	9
2.12	No Undisclosed Liabilities.	9
2.13	Books and Records.	9
2.14	Real Property.	9
2.15	Insurance.	10
2.16	Absence of Certain Developments.	10
2.17	Employee Benefit Plans.	10
2.18	Employees.	10
2.19	Proprietary Information and Inventions.	11
2.20	Intellectual Property.	11
2.21	Tax-Free Reorganization.	11
2.22	Full Disclosure.	11

ARTICLE 3 Representations and Warranties of Parent and Merger Subsidiary		11
3.1	Organization and Good Standing.	11
3.2	Authority and Authorization; Conflicts; Consents.	12
3.3	Capitalization.	12
3.4	Litigation.	13
3.5	No Brokers or Finders.	13
3.6	Tax Matters.	13
3.7	Contracts and Commitments.	15
3.8	Affiliate Transactions.	15
3.9	Compliance with Laws; Permits.	15
3.10	Exchange Act Reports.	16
3.11	No Undisclosed Liabilities.	16
3.12	Books and Records.	16
3.13	Real Property.	16

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3.14	Insurance.	17
3.15	Environmental Matters.	17
3.16	Absence of Certain Developments.	17
3.17	Employee Benefit Plans.	18
3.18	Employees.	18
3.19	Proprietary Information and Inventions.	19
3.20	Intellectual Property.	19
3.21	Tax-Free Reorganization.	19
3.22	Full Disclosure.	19
3.23	Validity of Parent Common Stock.	19
3.24	Private Placement.	19
3.25	Trading Matters.	19
3.26	Shell Company Status.	20
3.27	Prepaid Assets.	20

ARTICLE 4 Conduct of Business Pending the Merger		20
4.1	Conduct of Business by Parent	20
4.2	Conduct of Business by Company	20

ARTICLE 5 Additional Covenants and Agreement		21
5.1	Governmental Filings.	21
5.2	Expenses.	21
5.3	Due Diligence; Access to Information; Confidentiality.	21
5.4	Tax Treatment	22
5.5	Press Releases.	22
5.6	Securities Law Filings.	22
5.7	Merger Consideration; Securities Act Exemption.	22
5.8	No Solicitation.	23
5.9	Failure to Fulfill Conditions.	23
5.10	Preparation of Periodic and Current Reports.	23
5.11	Notification of Certain Matters.	23
5.12	Directors and Officers of Company.	23
5.13	Representation in Honduras.	23

ARTICLE 6 Conditions		23
6.1	Conditions to Obligations of Each Party.	23
6.2	Additional Conditions to Obligations of Parent and Merger Subsidiary.	24
6.3	Additional Conditions to Obligations of Company.	25

ARTICLE 7 Termination		27
7.1	Termination	27

ARTICLE 8 General Provisions		27
8.1	Notices.	27
8.2	No Survival.	28
8.3	Interpretation.	28
8.4	Severability.	28
8.5	Entire Agreement; Amendment; Waiver.	28
8.6	Counterparts; Delivery.	28
8.7	Third-Party Beneficiaries.	28
8.8	Governing Law.	29
8.9	Jurisdiction; Service of Process.	29

ARTICLE 9 Certain Definitions		29

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into effective as of the 4th day of August, 2015 (the “Effective Date”), by and among Inception Mining Inc., a Nevada corporation (“Parent”), Clavo Rico, LTD, a Turks and Caicos corporation (“Company”), and CR Acquisition Corporation, a Nevada corporation (“Merger Subsidiary”). Certain capitalized terms used in this Agreement are defined in Article 9.

Background

A.	The respective Boards of Directors of the parties have (i) determined that it is in the best interests of such corporations and their respective security holders to consummate a merger of Merger Subsidiary with and into Company (the “Merger”) and (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement;

B.	Pursuant to the Merger, among other things, the outstanding shares of capital stock of Company will be converted into the right to receive upon Closing (as defined in this Agreement) and thereafter, the Merger Consideration (as defined in this Agreement);

C.	The parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan. Accordingly, the parties intend that the Merger qualify as a “reorganization,” within the meaning of Code Section 368(a), and that, with respect to the Merger and within the meaning of Code Section 368(b), each of Parent, Merger Subsidiary and Company will be a “party to a reorganization;”

Agreement

In consideration of the foregoing, and the representations, warranties, and covenants contained in this Agreement, each party hereby agrees as follows:

ARTICLE 1

Merger

At the Merger Time (as defined herein), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Nevada Revised Statute or any successor statute (the “NRS”), Merger Subsidiary will merge with and into Company, the separate corporate existence of Merger Subsidiary will cease, and Company will continue as the surviving corporation and as a wholly owned subsidiary of Parent. Company, as the surviving corporation after the Merger, is hereinafter referred to as the “Surviving Company.”

1.1 Effects of Merger.

(a) From and after the Merger Time and until further altered or amended in accordance with applicable law: (i) all of the rights, privileges, immunities, powers, franchises and authority—both public and private—of Company and Merger Subsidiary shall vest in the Surviving Company; (ii) all of the assets and property of Company and Merger Subsidiary of every kind, nature and description—real, personal and mixed, and both tangible and intangible—and every interest therein, wheresoever located, including without limitation all debts or other obligations belonging or due to Company or Merger Subsidiary, all claims and all causes of action, shall be vested absolutely and unconditionally in the Surviving Company; and (iii) all debts and obligations of Company and Merger Subsidiary, all rights of creditors of Company or Merger Subsidiary and all liens or security interests encumbering any of the property of Company or Merger Subsidiary shall be vested in the Surviving Company and shall remain in full force and effect without modification or impairment and shall be enforceable against the Surviving Company and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Company in its own name and for its own behalf. Without limiting the generality of the foregoing, the Surviving Company specifically assumes all continuing obligations which Company or Merger Subsidiary would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Company’s certificate of incorporation, bylaws and pursuant to the NRS and the Companies Ordinance and Subsidiary Legislation of the Turks and Caicos Islands, with respect to any and all claims arising out of actions taken or omitted by Company’s officers and directors prior to the Merger Time.

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(b) Each of Parent, Company and Merger Subsidiary shall use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the NRS at the Merger Time. If, at any time after the Merger Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Company or Merger Subsidiary, the officers of Parent, and the officers of Surviving Company on behalf of Company and Merger Subsidiary, shall take all such lawful and necessary action.

(c) Subject to the provisions of Article 6 and Article 7, the closing of the transactions contemplated hereby (the “Closing,” and the date of the Closing will be referred to interchangeably as the “Closing Date,” as the case may be) shall take place at such location, on such date and at such time as Company and Parent mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article 6, but in no event later than five business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing date, to effect the Merger, the parties will cause the Certificate of Merger to be filed with the Nevada Secretary of State in accordance with the NRS. The Merger shall be effective upon the filing of the Certificate of Merger (the “Merger Time”).

1.2 Effect on Company Capital Stock and Merger Subsidiary Capital Stock. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Merger Time:

(a) All outstanding shares of Company Common Stock issued and outstanding immediately prior to the Merger Time (other than Dissenting Shares as defined in Section 1.5 below) will be cancelled and extinguished and will automatically be converted into the right to receive a total of 240,225,901 fully paid and non-assessable shares of Parent Common Stock in the aggregate, to be delivered pro rata to the holders of Company Common Stock. Parent will issue to each holder of Company Common Stock (other than Dissenting Shares) certificates or Book Entries evidencing the number of shares of Parent Common Stock determined in accordance with the foregoing.

(b) Each share of common stock, $0.001 par value per share, of Merger Subsidiary issued and outstanding immediately prior to the Merger Time will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Company; and

(c) All shares of Parent Common Stock issued upon the surrender of and exchange of Company Common Stock for shares in accordance with the terms and conditions of this Section 1.2 will be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

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1.3 Rights of Holders of Company Capital Stock.

(a) From and after the Merger Time and until surrendered for exchange, each outstanding stock certificate or Book Entry that, immediately prior to the Merger Time, represented shares of Company Common Stock (except Dissenting Shares) will be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of Parent Common Stock into which such shares of Company Common Stock will have been converted pursuant to Section 1.2(a) above. The record holder of each such outstanding certificate or Book Entry representing shares of Company Common Stock, will, immediately after the Merger Time, be entitled to vote the shares of Parent Common Stock into which such shares of Company Common Stock have been converted on any matters on which the holders of record of the Parent Common Stock, as of any date subsequent to the Merger Time, are entitled to vote. In any matters relating to such certificates or Book Entries of Company Common Stock, Parent may rely conclusively upon the record of stockholders maintained by Company containing the names and addresses of the holders of record of Company Common Stock on the Closing Date.

(b) At the Merger Time, Parent shall have reserved a sufficient number of authorized but unissued shares of Parent Common Stock for issuance in connection with the issuance of the Merger Consideration upon automatic conversion of Company Common Stock into Parent Common Stock at the Merger Time and a sufficient number of authorized but unissued shares of Parent Common Stock for issuance in connection with the exercise of the Replacement Options, Replacement Warrants and the Replacement Convertible Promissory Notes.

1.4 Procedure for Surrender and Exchange of Certificates.

(a) After the Merger Time, each record holder of outstanding shares of Company Common Stock (except Dissenting Shares) will be entitled to receive certificates or Book Entries representing the number of whole shares of Parent Common Stock into which shares of Company Common Stock shall have been converted as provided in Section 1.2 hereof. Parent shall not be obligated to deliver certificates representing shares of Parent Common Stock, to which any holder of shares of Company Common Stock is entitled, until such holder surrenders the certificate(s), if any, representing such Company Common Stock. Upon surrender, each certificate evidencing Company Common Stock shall be canceled. If there is a transfer of Company Common Stock ownership that has not been registered in the transfer records of Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of Parent, such certificate, if any, shall be properly endorsed or otherwise be in proper form for transfer, (y) the Person requesting such transfer shall pay any transfer fees or other administrative fees or taxes required by reason of the issuance of shares of or certificates, if any, representing shares of Parent Common Stock to a Person other than the registered holder of such shares or establish to the reasonable satisfaction of Parent that such fee or assessment has been paid or is not applicable, and (z) the issuance of such shares of or certificates, if any, representing shares of Parent Common Stock shall not, in the sole discretion of Parent, violate the requirements of Section 4(2) of the Securities Act with respect to the private placement of Parent Common Stock that will result from the Merger.

(b) Any shares of Parent Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Parent of a written opinion of counsel reasonably satisfactory in form and substance to Parent to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends will be placed on all certificates representing shares of Parent Common Stock issued in the Merger, substantially as follows:

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NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION OR SIMILAR REQUIREMENTS OF THE SECURITIES LAWS.

(c) Excluding any shares of Company Common Stock held in Book Entry, in the event any certificate for shares of Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of a sworn affidavit of that fact by the holder thereof, one or more certificates representing such shares of Parent Common Stock as provided herein; provided, however, that Parent, in its discretion and as a condition precedent to the issuance of such certificates, may require the holder of the shares represented by such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Parent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

1.5 Dissenting Shares. There are no dissenters’ rights under Turks & Caicos Law.

1.6 Directors and Officers of the Surviving Company. The directors of Parent immediately after the Merger Time will become the sole directors of the Surviving Company. The Company shall have the right to appoint two additional directors, who will be Reed Benson and Kay Briggs. As of the Merger Time, the officers of Parent immediately prior to the Merger Time will become the sole officers of the Surviving Company. Each such director and officer will hold such office until their respective successors are duly appointed or such Persons are removed from office in accordance with applicable law and the articles of incorporation and bylaws of the Surviving Company.

1.7 Tax Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a tax-free reorganization under Section 368(a) of the Code (and comparable provisions of any applicable state or local laws).

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ARTICLE 2

Representations and Warranties of Company

Company hereby represents and warrants to Parent as follows:

2.1 Organization and Good Standing. Company (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and (b) has full corporate power and authority to own and lease its properties and assets and conduct its business. The copies of the certificate of incorporation and bylaws of Company that have been made available to Parent are correct and complete copies of such documents as in effect as of the Effective Date. Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership and leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated by this Agreement.

Company Structure. The Company has two Honduran subsidiaries: Compania Minera Cerros del Sur S.A. and Minera Clavo Rico, S.A.

2.2 Authority and Authorization; Conflicts; Consents.

(a) Authority and Authorization. Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by Company’s Board of Directors and, except for approval of this Agreement and the Merger by the requisite approval of Company’s stockholders (the “Required Company Stockholder Approval”), no other corporate proceedings on the part of Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Merger and all other transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and, assuming it is a valid and binding obligation of Parent and Merger Subsidiary, constitutes a valid and binding obligation of Company enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Conflicts. Neither the execution or delivery by Company of this Agreement or by Company of any Ancillary Document nor consummation by Company of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under its articles of incorporation or bylaws; (2) violate any applicable law or order; or (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person other than Company to accelerate, increase, terminate, modify or cancel any right or obligation under, any contract to which Company is a party, except where such breach, violation, default, conflict or right described in clause (2) or (3) above will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated herein.

(c) Consents. Except for (a) the Required Company Stockholder Approval, (b) approvals under applicable state securities laws and (c) the filing of the Certificate of Merger with the Secretary of State for the State of Nevada, no consent or approval by, notification to or filing with any Person is required in connection with the execution, delivery or performance by Company of this Agreement or any Ancillary Document or consummation of the transactions contemplated herein or therein by Company, except for any consent, approval, notice or filing, the absence of which will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated herein.

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2.3 Capitalization.

(a) The authorized, issued and outstanding shares of capital stock of Company are set forth on Schedule 2.3(a). The authorized capital stock of CLAVO RICO consists solely of 250,000,000 shares of capital stock, par value $.01. As of June 30, 2015, 65,000,000 shares of Clavo Rico common stock were issued and outstanding. There has been no change in the number of issued and outstanding shares of CLAVO RICO capital stock since such date. 100% of the issued and outstanding shares of common stock are owned by the Shareholders. All of the issued and outstanding shares of CLAVO RICO common stock are, duly authorized, validly issued, fully paid, and nonassessable. Except pursuant to this Agreement there are no outstanding subscriptions, options, warrants, rights (including “phantom” stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement, obligating CLAVO RICO to issue or sell any shares of capital stock, bonds, or other securities of CLAVO RICO (collectively, “Options”) or to grant, extend or enter into any option with respect thereto. There are no outstanding contractual obligations of CLAVO RICO to repurchase, redeem, or otherwise acquire any shares of CLAVO RICO common stock to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary or any other person. The authorized capital stock of each of the Subsidiaries consists solely of 500,000 shares of capital stock, no par value. As of June 30, 2015, 200,000 shares of common stock were issued and outstanding, 199,800 of which are held by CLAVO RICO and the remaining shares are held by Gerardo Flores. There has been no change in the number of issued and outstanding shares of capital stock since such date. All of the issued and outstanding shares of the Subsidiaries’ common stock are, duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding Options obligating CLAVO RICO or either of the Subsidiaries to issue or sell any shares of capital stock of a Subsidiary or to grant, extend or enter into any option with respect thereto. Other than as described on Schedule 2.3(a), Company has no other equity securities or securities containing any equity features that are authorized, issued or outstanding. Except as set forth in Schedule 2.3(a), there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Company any shares of capital stock or other securities of Company of any kind. Except as set forth on Schedule 2.3(a), there are no agreements or other obligations (contingent or otherwise) which may require Company to repurchase or otherwise acquire any shares of its capital stock.

(b) Except as disclosed on Schedule 2.3(b), Company does not own, and is not party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity. To Company’s Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Company.

(c) Schedule 2.3(c) details those Persons to whom Company has granted registration rights, if any, which rights will obligate Company and/or Parent to file a registration statement (or include certain shares in a registration statement filed with the SEC) covering the resale of shares of Parent Common Stock constituting Merger Consideration.

2.4 Litigation. There is no claim whether or not commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or other Proceeding pending or, to the Knowledge of Company, threatened against Company or to which Company is a party or that is reasonably expected to adversely affect Company and (b) Company is not subject to any order, in each case that will have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated herein.

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2.5 No Brokers or Finders. Company has no obligation or other liability to any broker, finder or similar intermediary in connection with the transactions contemplated herein that would cause any party to this Agreement to become liable for payment of any fee or expense with respect thereto.

2.6 Tax Matters.

(a) For purposes of this Agreement, “Company Tax Returns” includes all Tax Returns of Company relating to any Taxes with respect to any income, properties or operations of Company or any of its Tax Affiliates. Except as disclosed on Schedule 2.6(a): (i) Company and each of its Tax Affiliates has timely filed (or has had timely filed on its behalf) all Company Tax Returns required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it to any Tax Authority having jurisdiction; (ii) all such Company Tax Returns are complete and accurate in all material respects; (iii) Company and each of its Tax Affiliates has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Company has established on the Company Balance Sheet, in accordance with GAAP, consistently applied, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) Company and each of its Tax Affiliates has complied with all applicable laws, rules and regulations relating to the collection or withholding of Taxes from third parties (including, without limitation, employees) and the payment thereof (including, without limitation, withholding of Taxes under Code Sections 1441 and 1442, or similar provisions under any foreign laws).

(b) There are no material Liens for Taxes upon any assets of Company or any of its Tax Affiliates, except statutory Liens for Taxes not yet due.

(c) No deficiency for any Taxes has been proposed, asserted or assessed against Company or any of its Tax Affiliates that has not been resolved and paid in full or is not being contested in good faith. No waiver, extension or comparable consent given by Company or any of its Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Company Tax Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other Proceeding with regard to any Company Tax Returns or Taxes relating to Company or any of its Tax Affiliates, nor is any such Tax audit or other Proceeding pending, nor has there been any notice to Company by any Tax Authority regarding any such Tax audit or other Proceeding, or, to the Knowledge of Company, is any such Tax audit or other Proceeding threatened with regard to any Company Tax Returns or Taxes or relating to Company or any of its Tax Affiliates. Company does not expect the assessment of any additional Taxes of Company for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes relating to Company or any of its Tax Affiliates that would exceed the estimated reserves established on its books and records.

(d) Neither Company nor any of its Tax Affiliates is liable for Taxes of any other Person nor is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any Tax sharing agreement or any other agreement providing for payments by Company with respect to Taxes. Neither Company nor any of its Tax Affiliates has agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Code Section 481 (or any corresponding provision of state, local or foreign law) in Taxable income. Schedule 2.6(d) contains a list of all jurisdictions in which Company or any of its Tax Affiliates is required to file any Company Return and no claim has been made by a Tax Authority in a jurisdiction where Company or any of its Tax Affiliates does not currently file Company Tax Returns, that Company or any of its Tax Affiliates is or may be subject to Taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Tax Authority with respect to any Taxes of or any of its Tax Affiliates. Neither Company nor any of its Tax Affiliates has entered into any gain recognition agreements under Code Section 367 and the Treasury Regulations promulgated thereunder. Neither Company nor any of its Tax Affiliates is liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income Tax purposes.

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(e) Company has been neither a “distributing corporation” nor a “controlled corporation” (within the meaning of Code Section 355) in a distribution of stock qualifying for Tax-free treatment under Code Section 355.

(f) Except as disclosed on Schedule 2.6(f), Company has not requested any extension of time within which to file any Company Return, which return has not since been filed.

(g) Neither Company nor any Tax Affiliate has, for the five (5) year period preceding the Closing, been a United States real property holding corporation within the meaning of Code Section 897(c)(2).

(h) There have been made available to Parent true and complete copies of all Company Tax Returns with respect to Taxes based on net income; and any other Company Tax Returns requested by Parent that may be relevant to Company or any of its Tax Affiliates or their respective business, assets or operations for any and all Taxable periods ending before the date hereof; and for any other Taxable years that remain subject to audit or investigation by any Tax Authority.

(i) Company and each of its Tax Affiliates is a corporation or association Taxable as a corporation for federal income Tax purposes.

(j) Neither Company nor any of its Tax Affiliates has made any election under Code Section 1362(a) to be an S corporation.

2.7 Contracts and Commitments. Schedule 2.7 lists all material agreements, whether oral or written, to which Company is a party, which are currently in effect, and which relate to the operation of Company’s business. Company has performed all obligations required to be performed by it under the contracts or commitments required to be disclosed on Schedule 2.7 and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption. Company has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed on Schedule 2.7; and Company has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed on such schedule.

2.8 Affiliate Transactions. Except as set forth in Schedule 2.8, and other than pursuant to this Agreement, no officer, director or employee of Company, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest in Company (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such Persons) (collectively, the “Company Insiders”), has any agreement with Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Company (other than ownership of capital stock of Company). Except as set forth on Schedule 2.8, Company is not indebted to any Company Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Company Insider is indebted to Company (except for cash advances for ordinary business expenses). Except as set forth on Schedule 2.8, none of the Company Insiders has any direct or indirect interest in any competitor, supplier or customer of Company or in any Person from whom or to whom Company leases any property, or in any other Person with whom Company transacts business of any nature. The officers, directors and employees of Company have not, by virtue of their employment with or service to Company, usurped any corporate opportunities of any third party to which such officer, director and employee has, or could reasonably be considered to have, a fiduciary duty under any applicable laws. For purposes of this Section 2.8 the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

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2.9 Compliance with Laws; Permits.

(a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Company, Company and its officers, directors, agents and employees have complied with all applicable laws, Environmental Laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against Company, and Company has not received any written notice, alleging a violation of any such laws, Environmental Laws, regulations or other requirements. Company is not relying on any exemption from or deferral of any such applicable law, Environmental Laws, regulation or other requirement that would not be available to Parent after it acquires the properties, assets and business of Company.

(b) Except as set forth on Schedule 2.9(b), Company has no licenses, permits, Environmental Permits or certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to permit it to conduct its business and own and operate its properties.

2.10 Financial Statements. Company has made available to Parent audited consolidated balance sheets of Company subsidiaries at December 31, 2013 and 2014, and the related audited consolidated statements of operations, stockholders’ equity and cash flows of Company subsidiaries for the two annual periods then ended, as well as an unaudited consolidated balance sheet of Company as of June 30, 2015, and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of Company for the three-month period then ended (together, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of Company as of the respective dates thereof and the results of its operations and cash flows and stockholder equity for the periods indicated.

2.11 No Undisclosed Liabilities. Except as reflected in the balance sheet of Company at June 30, 2015 (the “Latest Company Balance Sheet”), Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen after the date of the Latest Company Balance Sheet in the ordinary course of business, none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit, or (ii) as otherwise set forth on Schedule 2.11.

2.12 Books and Records. The books of account, minute books, stock record books, and other similar records of Company, complete copies of which have been made available to Parent, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

2.13 Real Property. Schedule 2.13 lists all real property leased by Company. Company does not own any real property. Company has good and valid title to all of its leaseholds and other interests free and clear of all Liens, except for such Liens which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. The real property to which such leaseholds and other interests pertain constitutes all of the real property used in Company’s business.

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2.14 Insurance. The insurance policies obtained and maintained by Company that are material to Company are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Company is not currently required, but may in the future be required, to pay with respect to any period ending prior to the Effective Date), and Company has received no written notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

2.15 Absence of Certain Developments. Except as disclosed in the Company Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2014, Company has owned and operated its assets, properties and businesses consistent with past practice. Without limiting the generality of the foregoing, except as listed in Schedule 2.15, since December 31, 2014, Company has not:

(a) experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on Company; or

(b) suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on Company.

2.16 Employee Benefit Plans.

(a) Company does not have, and has never had, any employee benefit plan (within the meaning of Section 3(3) of ERISA), or any other plan, arrangement, program or payroll practice providing compensation, benefits or perquisites to any class of employees, former employees or directors of Company other than statutory retirement plans of the country of Honduras for employees working in Honduras and the Agreements relating to the Options, the Warrants and the Convertible Promissory Notes.

(b) Company does not have, and has never had, any agreement, plan or other arrangement for the benefit of any independent contractor serving Company that is or was treated as a nonqualified deferred compensation plan under Code Section 409A.

(c) The consummation of the transactions contemplated by this Agreement will not (i) cause any employee, former employee, director or independent contractor to become entitled to any severance pay, unemployment compensation or other payment; (ii) accelerate the time of payment or vesting of any benefit payable to any such Person or (iii) increase the amount of compensation or benefits due to any such Person.

2.17 Employees.

(a) Schedule 2.17(a) lists, as of the Effective Date, the name, position, base compensation and, for calendar year 2015, total compensation for each employee of Company.

(b) Except as otherwise set forth in Schedule 2.17(b), or as contemplated by this Agreement, to the Knowledge of Company, (i) neither any executive employee of Company nor any group of the employees of Company has any plans to terminate his, her or its employment; (ii) Company has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against Company nor is Company aware of any facts that would give rise to such a claim; (iv) no employee of Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Company; and (v) no employee or former employee of Company has any claim with respect to any intellectual property rights of Company.

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2.18 Proprietary Information and Inventions. Set forth on Schedule 2.18 is a complete and accurate list of all current Company employees, consultants, contractors or other Persons that are subject to a non-disclosure agreement or an alternative employment agreement with Company containing comparable non-disclosure provisions.

2.19 Intellectual Property. Set forth on Schedule 2.19 is a complete and accurate list of all Intellectual Property owned or licensed by Company, and accurately identifies all Persons from which or to which Company licenses all such listed Intellectual Property. For purposes of this Agreement, the term “Intellectual Property” means: (a) patents (including any registrations, continuations, continuations in part, renewals and any applications for any of the foregoing); (b) registered and unregistered copyrights and copyright applications; and (c) registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor.

2.20 Tax-Free Reorganization. Company has not taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Company has confirmed with its legal counsel in Turks and Caicos and in Honduras that this transaction is allowed as a tax-free reorganization under all relevant laws.

2.21 Full Disclosure. The representations and warranties of Company contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. There is no fact of which Company has Knowledge that has not been disclosed to Parent pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on Company or materially adversely affect the ability of Company to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 3

Representations and Warranties of Parent and Merger Subsidiary

Parent and Merger Subsidiary hereby jointly and severally represent and warrant to Company as follows:

3.1 Organization and Good Standing. Each of Parent and Merger Subsidiary (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and (b) has full corporate power and authority to own and lease its properties and assets and conduct its business. The copies of the articles of incorporation and bylaws of each of Parent and Merger Subsidiary that have been made available to Company are correct and complete copies of such documents as in effect as of the Effective Date. Parent is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership and leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated by this Agreement. Parent has no subsidiaries other than Merger Subsidiary and Parent Subsidiary.

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3.2 Authority and Authorization; Conflicts; Consents.

(a) Authority and Authorization. The execution, delivery and performance of this Agreement and each Ancillary Document of Parent and Merger Subsidiary have been duly authorized and approved by all necessary corporate action with respect to Parent and Merger Subsidiary, and each such authorization and approval remains in full force and effect. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming it is a valid and binding obligation of Company and constitutes a valid and binding obligation of Parent and Merger Subsidiary enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Conflicts. Neither the execution or delivery by Parent and Merger Subsidiary of this Agreement or any Ancillary Document nor consummation by Parent and Merger Subsidiary of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under its articles of incorporation or bylaws; (2) violate any applicable law or order; or (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person other than Parent to accelerate, increase, terminate, modify or cancel any right or obligation under, any contract to which Parent or Merger Subsidiary is a party, except where such breach, violation, default, conflict or right described in clause (2) or (3) above will not have a Material Adverse Effect on the ability of Parent and Merger Subsidiary to consummate the transactions contemplated herein.

(c) Consents. Except for (a) approvals under applicable state securities laws and (b) the filing of the Certificate of Merger with the Secretary of State for the State of Nevada, no consent or approval by, notification to or filing with any Person is required in connection with the execution, delivery or performance by Parent or Merger Subsidiary of this Agreement or any Ancillary Document or Parent or Merger Subsidiary’s consummation of the transactions contemplated herein or therein, except for any consent, approval, notice or filing, the absence of which will not have a Material Adverse Effect on the ability of Parent or Merger Subsidiary to consummate the transactions contemplated herein.

3.3 Capitalization.

(a) The authorized, issued and outstanding shares of capital stock of Parent as of the date hereof are correctly set forth on Schedule 3.3(a). Parent’s authorized capitalization consists of 10,000,000 shares of Preferred Shares, $.00001 par value, none of which are issued and outstanding, and 500,000,000 shares of common stock, par value $.00001, of which 13,077,679 (following the cancellation of certain shares as part of this Merger) shares are issued and outstanding. The issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Other than as described on Schedule 3.3(a), Parent has no other equity securities or securities containing any equity features that are authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Parent and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Parent any shares of capital stock or other securities of Parent of any kind. There are no agreements or other obligations (contingent or otherwise) which may require Parent to repurchase or otherwise acquire any shares of its capital stock. Other than as described on Schedule 3.3(a), there are not currently any outstanding capital stock, options, warrants or other rights to acquire any shares of Parent capital stock.

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(b) There are registration rights and those shares that have registration rights are described further in Schedule 3.3(b) attached hereto.

(c) The authorized capital stock of Merger Subsidiary consists of One Hundred (100) shares of common stock, par value $0.001 per share, all of which are issued and outstanding and held of record by Parent as of the date hereof. The issued and outstanding shares of capital stock of Merger Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 3.3(c), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Merger Subsidiary to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock.

(d) The shares of Parent Common Stock representing the Merger Consideration will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

3.4 Litigation. There is no claim whether or not commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or other Proceeding pending or, to the Knowledge of Parent, threatened against Parent or to which Parent is a party or that is reasonably expected to adversely affect Parent and (b) Parent is not subject to any order, in each case that will have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated herein.

3.5 No Brokers or Finders. Neither Parent nor Merger Subsidiary has any obligation or other liability to any broker, finder or similar intermediary in connection with the transactions contemplated herein that would cause any party to this Agreement to become liable for payment of any fee or expense with respect thereto.

3.6 Tax Matters.

(a) For purposes of this Agreement, “Parent Tax Returns” includes all Tax Returns of Parent relating to any Taxes with respect to any income, properties or operations of Parent or any of its Tax Affiliates. Except as disclosed on Schedule 3.6(a): (i) Parent and each of its Tax Affiliates has timely filed (or has had timely filed on its behalf) all Parent Tax Returns required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it to any Tax Authority having jurisdiction; (ii) all such Parent Tax Returns are complete and accurate in all material respects; (iii) Parent and each of its Tax Affiliates has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Parent has established on the Parent Balance Sheet, in accordance with GAAP, consistently applied, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) Parent and each of its Tax Affiliates has complied with all applicable laws, rules and regulations relating to the collection or withholding of Taxes from third parties (including, without limitation, employees) and the payment thereof (including, without limitation, withholding of Taxes under Code Sections 1441 and 1442, or similar provisions under any foreign laws).

(b) There are no material Liens for Taxes upon any assets of Parent or any of its Tax Affiliates, except statutory Liens for Taxes not yet due.

(c) No deficiency for any Taxes has been proposed, asserted or assessed against Parent or any of its Tax Affiliates that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in Schedule 3.6(c), no waiver, extension or comparable consent given by Parent or any of its Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Parent Tax Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 3.6(c), there has been no Tax audit or other Proceeding with regard to any Parent Tax Returns or Taxes relating to Parent or any of its Tax Affiliates, nor is any such Tax audit or other Proceeding pending, nor has there been any notice to Parent by any Tax Authority regarding any such Tax audit or other Proceeding, or, to the Knowledge of Parent, is any such Tax audit or other Proceeding threatened with regard to any Parent Tax Returns or Taxes or relating to Parent or any of its Tax Affiliates. Parent does not expect the assessment of any additional Taxes of Parent for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes relating to Parent or any of its Tax Affiliates that would exceed the estimated reserves established on its books and records.

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(d) Neither Parent nor any of its Tax Affiliates is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Code Section 280G; and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Parent or any of its Tax Affiliates not to be deductible (in whole or in part) under Code Section 280G. Except as set forth on Schedule 3.6(d), neither Parent nor any of its Tax Affiliates is liable for Taxes of any other Person nor is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any Tax sharing agreement or any other agreement providing for payments by Parent with respect to Taxes. Except as set forth on Schedule 3.6(d), neither Parent nor any of its Tax Affiliates is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income Tax purposes. Neither Parent nor any of its Tax Affiliates has agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Code Section 481 (or any corresponding provision of state, local or foreign law) in Taxable income. Schedule 3.6(d) contains a list of all jurisdictions in which Parent or any of its Tax Affiliates is required to file any Parent Return and no claim has been made by a Tax Authority in a jurisdiction where Parent or any of its Tax Affiliates does not currently file Parent Tax Returns, that Parent or any of its Tax Affiliates is or may be subject to Taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Tax Authority with respect to any Taxes of or any of its Tax Affiliates. Neither Parent nor any of its Tax Affiliates has entered into any gain recognition agreements under Code Section 367 and the Treasury Regulations promulgated thereunder. Neither Parent nor any of its Tax Affiliates is liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income Tax purposes.

(e) Parent has been neither a “distributing corporation” nor a “controlled corporation” (within the meaning of Code Section 355) in a distribution of stock qualifying for Tax-free treatment under Code Section 355.

(f) Except as set forth on Schedule 3.6(f), Parent has not requested any extension of time within which to file any Parent Return, which return has not since been filed.

(g) Neither Parent nor any Tax Affiliate has, for the five (5) year period preceding the Closing, been a United States real property holding corporation within the meaning of Code Section 897(c)(2).

(h) There have been delivered to Company true and complete copies of Parent Tax Returns with respect to Taxes based on net income for the 2012, 2013, and 2014 tax years; and any other Parent Tax Returns requested by Company that may be relevant to Parent or any of its Tax Affiliates or their respective business, assets or operations for any and all Taxable periods ending before the date hereof; and for any other Taxable years that remain subject to audit or investigation by any Tax Authority.

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(i) Except as disclosed on Schedule 3.6(i), Parent and each of its Tax Affiliates is, and at all times has been, a corporation or association Taxable as a corporation for federal income Tax purposes.

(j) Neither Parent nor any of its Tax Affiliates has made any election under Code Section 1362(a) to be an S corporation.

3.7 Contracts and Commitments.

(a) Except as set forth on Schedule 3.7(a), all material agreements of Parent have been filed as an exhibit to the Parent SEC Filings (such material contracts and any contracts described on Schedule 3.7(a), the “Parent Contracts”).

(b) To Parent’s Knowledge, Parent has performed, in all material respects, the obligations required to be performed by it in connection with the Parent Contracts and is not in receipt of any claim of default under any Parent Contract; Parent has no present expectation or intention of not fully performing any material obligation pursuant to any Parent Contract; and Parent has no Knowledge of any breach or anticipated breach by any other party to any Parent Contract. Schedule 3.7(b) lists the liabilities and obligations of Parent as of the Closing.

3.8 Affiliate Transactions. Except as disclosed in the Parent SEC Filings, and other than pursuant to this Agreement, no officer, director or employee of Parent, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons) (collectively, the “Parent Insiders”), has any agreement with Parent (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent (other than ownership of capital stock of Parent). Parent is not indebted to any Parent Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Parent Insider is indebted to Parent except for cash advances for ordinary business expenses). None of the Parent Insiders has any direct or indirect interest in any competitor, supplier or customer of Parent or in any Person from whom or to whom Parent leases any property, or in any other Person with whom Parent transacts business of any nature. For purposes of this Section 3.8, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

3.9 Compliance with Laws; Permits.

(a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Parent, Parent and its officers, directors, agents and employees have complied with all applicable laws, Environmental Laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against Parent, and Parent has not received any written notice, alleging a violation of any such laws, Environmental Laws, regulations or other requirements.

(b) Parent has no licenses, permits, Environmental Permits or certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) and no such items are necessary to permit it to conduct its business and own and operate its properties.

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3.10 Exchange Act Reports.

(a) The Parent Common Stock has been registered under Section 12 of the Exchange Act and Parent is subject to the periodic reporting requirements of Section 13 of the Exchange Act.

(b) Except as set forth on Schedule 3.10(b), Parent has timely filed all forms, reports and documents required to be filed with the SEC by applicable law since the date it first became subject to the periodic reporting requirements of Sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that Parent may file subsequent to the date hereof) are collectively referred to herein as the “Parent SEC Filings.” As of their respective dates, the Parent SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Filings, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Effective Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Filings, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent as of December 31, 2014 is hereinafter referred to as the “Parent Balance Sheet.” Except for those liabilities disclosed on Schedule 3.10(c) (the “Permitted Liabilities”), as of the Merger Time Parent will not have any liabilities of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP.

3.11 No Undisclosed Liabilities. Except as reflected in the unaudited balance sheet of Parent at March 31, 2015 included in Parent’s quarterly report on Form 10-Q for such period (the “Latest Parent Balance Sheet”), Parent has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen after the date of the Latest Parent Balance Sheet in the ordinary course of business, none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit, or (ii) as otherwise set forth on Schedule 3.11.

3.12 Books and Records. The books of account, minute books, stock record books, and other similar records of Parent, complete copies of which have been made available to Company, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

3.13 Real Property. Schedule 3.13 lists all real property leased or owned by Parent. Parent has good and valid title to all of its leaseholds and other interests free and clear of all Liens, except for such Liens which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. The real property to which such leaseholds and other interests pertain constitutes all of the real property used in Parent’s business.

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3.14 Insurance. The insurance policies obtained and maintained by Parent that are material to Parent are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Parent is not currently required, but may in the future be required, to pay with respect to any period ending prior to the Effective Date), and Parent has received no written notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

3.15 Environmental Matters.

(a) To its Knowledge, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, (i) Parent has not transported, handled, treated, stored, used, manufactured, distributed, disposed of, released or exposed its employees or others to any Hazardous Materials in violation of any applicable law, and (ii) Parent has not engaged in any Hazardous Materials Activities in violation of any applicable law, rule, regulation, treaty or statute promulgated by any Governmental Authority in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(b) There is no Environmental Claim pending or, to the Knowledge of Parent, threatened as of the Effective Date against Parent that will have a Material Adverse Effect on Parent or will have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated herein.

(c) Parent has complied and is in compliance, in each case in all material respects, with all applicable laws, rules, regulations, treaties and statutes promulgated by any Governmental Authority in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

3.16 Absence of Certain Developments. Except as set forth on Schedule 3.16 or as disclosed in the Parent SEC Filings or as otherwise contemplated by this Agreement, since the Latest Parent Balance Sheet, Parent conducted its business only in the ordinary course consistent with past practice and there has not occurred:

(a) any event having a Material Adverse Effect on Parent or Merger Subsidiary;

(b) any event that would reasonably be expected to prevent or materially delay the performance of Parent’s obligations pursuant to this Agreement;

(c) any material change by Parent in its accounting methods, principles or practices;

(d) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Parent or Merger Subsidiary or any redemption, purchase or other acquisition of any of Parent’s or Merger Subsidiary’s securities;

(e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred-compensation, pension, retirement, profit-sharing, stock-option, stock-purchase or other employee-benefit plan of Parent or Merger Subsidiary (including without limitation the granting of stock options, stock-appreciation rights, performance awards or restricted stock awards), or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Parent or Merger Subsidiary;

(f) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Parent or Merger Subsidiary;

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(g) any amendment to the Articles of Incorporation or bylaws of Parent or the Certificate of Incorporation or bylaws, if any, of Merger Subsidiary;

(h) other than in the ordinary course of business consistent with past practice, any (1) capital expenditures by Parent or Merger Subsidiary, (2) purchase, sale, assignment or transfer of any material assets by Parent or Merger Subsidiary, (3) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Parent or Merger Subsidiary, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Parent, or (4) cancellation, compromise, release or waiver by Parent or Merger Subsidiary of any rights of material value or any material debts or claims;

(i) any incurrence by Parent or Merger Subsidiary of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice;

(j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent;

(k) entry by Parent or Merger Subsidiary into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice;

(l) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Parent or Merger Subsidiary is a party or by which any of them is bound;

(m) entry by Parent or Merger Subsidiary into any loan or other transaction with any officers, directors or employees of Parent or Merger Subsidiary;

(n) any charitable or other capital contribution by Parent or Merger Subsidiary or pledge therefor;

(o) entry by Parent or Merger Subsidiary into any transaction of a material nature other than in the ordinary course of business consistent with past practice; or

(p) any negotiation or agreement by the Parent or Merger Subsidiary to do any of the things described in the preceding clauses (a) through (o).

3.17 Employee Benefit Plans.

(a) Parent has a 2013 Stock Option Plan with no current options issued and an effective S-8 with 1,388,889 shares eligible to be issued. There are no other “employee-benefit plans” within the meaning of ERISA Section 3(3), and Parent has no other bonus, stock-option, stock-purchase, stock-appreciation right, incentive, deferred-compensation, supplemental-retirement, severance, or fringe-benefit plans, programs, policies or arrangements. No current or former director, officer, employee or independent contractor of Parent will become entitled to retirement, severance, unemployment compensation or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards and increases in the amount of compensation or benefits due to any such Person) under any contract, commitment or arrangement as a result of consummation of the transactions contemplated by this Agreement.

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3.18 Employees.

(a) Schedule 3.18(a) lists, as of the Effective Date, the name, position, base compensation and, for year-to-date calendar year 2015, total compensation for each employee of Company.

(b) Except as otherwise set forth in Schedule 3.18(b), or as contemplated by this Agreement, to the Knowledge of Parent, (i) neither any executive employee of Parent nor any group of the employees of Parent has any plans to terminate his, her or its employment; (ii) Parent has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against Parent nor is Parent aware of any facts that would give rise to such a claim; (iv) no employee of Parent is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Parent; and (v) no employee or former employee of Parent has any claim with respect to any intellectual property rights of Parent.

3.19 Proprietary Information and Inventions. Set forth on Schedule 3.19 is a complete and accurate list of all current Parent employees, consultants, contractors or other Persons that are subject to a non-disclosure agreement or an alternative employment agreement with Parent containing comparable non-disclosure provisions.

3.20 Intellectual Property. Set forth on Schedule 3.20 is a complete and accurate list of all Intellectual Property (as defined in Section 2.20) owned or licensed by Parent, and accurately identifies all Persons from which or to which Parent licenses all such listed Intellectual Property.

3.21 Tax-Free Reorganization. Neither Parent nor, to Parent’s Knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

3.22 Full Disclosure. The representations and warranties of each of Parent and Merger Subsidiary contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. There is no fact of which Parent or Merger Subsidiary has Knowledge that has not been disclosed to Company in the Parent SEC Filings or pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on Parent or Merger Subsidiary, or materially adversely affect the ability of Parent or Merger Subsidiary to consummate in a timely manner the transactions contemplated hereby.

3.23 Validity of Parent Common Stock. The shares of Parent Common Stock to be issued to holders of Company Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

3.24 Private Placement. Parent has taken all necessary action on its part such that the issuance of the Merger Consideration to Company security holders constitutes a valid “private placement” that is exempt from the registration requirements of the Securities Act and applicable state securities laws.

3.25 Trading Matters. At the date hereof (i) the Parent Common Stock is eligible for quotation on the over-the-counter market, (ii) Parent has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC and FINRA, (iii) Parent has not taken, and shall not have taken, any action that would preclude, or otherwise jeopardize, the eligibility of the Parent Common Stock for quotation on the over-the-counter markets and (iv) Parent does not have any reasonable basis to believe that the Parent Common Stock is the subject of delisting or suspension of quotation or eligibility for quotation on the over-the-counter markets (or hearings or any similar process related thereto).

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3.26 Shell Company Status. At the date hereof and prior to the Closing, Parent is not a “shell company” as such term is defined in Section 12b-2 of the Exchange Act.

3.27 Prepaid Assets. Schedule 3.27 hereof lists all prepaid assets of Parent as of the Closing Date.

ARTICLE 4

Conduct of Business Pending the Merger

4.1 Conduct of Business by Parent. From the Effective Date through the Merger Time, unless Company shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreements, including but not limited to this Section 4.2, Parent shall not, directly or indirectly, (a) amend its Certificate of Incorporation or bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Parent, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Parent, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Parent’s entry into this Agreement for which consents, waivers or modifications are required to be obtained in accordance with Section 3.2(c), (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Parent’s past custom and practice, except as set forth on Schedule 4.1, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

4.2 Conduct of Business by Company. From the Effective Date through the Merger Time, unless Parent shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 4.2, Company shall not, directly or indirectly, (a) amend its Articles of Incorporation or bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Company, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Company, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Company’s entry into this Agreement for which consents, waivers or modifications are required to be obtained in accordance with Schedule 2.2(c), (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Company’s past custom and practice, except as set forth on Schedule 4.2, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except issuances or sales made in the Private Placement or in connection with exercise or conversion into equity of Company debt securities outstanding on the date of this Agreement, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

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ARTICLE 5

Additional Covenants and Agreement

5.1 Governmental Filings. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such filing, application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or Proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement.

5.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.3 Due Diligence; Access to Information; Confidentiality.

(a) Prior to the Merger Time, Company and Parent shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. Each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including without limitation all books of account (including without limitation the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including without limitation legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including without limitation abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities-transfer records and security holder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided further, that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Parent nor Company nor any of their officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

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(i) is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(iii) is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to both parties.

5.4 Tax Treatment. The Surviving Company shall not knowingly take any action which could reasonably be expected to disqualify the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.5 Press Releases. Company and Parent shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the other transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

5.6 Securities Law Filings.

(a) Parent agrees to provide to Company copies of all reports and other documents that it proposes to file with the SEC under the Securities Act or Exchange Act between the date hereof and the Merger Time at least two days prior to the filing of such reports or documents.

(b) Promptly upon the execution of this Agreement, the parties hereto shall cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, current reports on Form 8-K under the Exchange Act and information required by Rule 14f-1, if applicable, under the Exchange Act.

5.7 Merger Consideration; Securities Act Exemption. Each of Company and Parent shall take all necessary action on their part to cause the issuance of the Merger Consideration to Company’s stockholders to constitute a valid private placement exempt from the registration requirements of the Securities Act and applicable state securities laws.

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5.8 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to Section 7.1, neither Parent nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, Person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Parent may engage in such discussion in response to an unsolicited proposal from an unrelated and non-Affiliated party if Parent’s Board of Directors determines, in good faith and after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of Parent’s Board of Directors. Parent will promptly advise Company in writing if it receives a proposal or inquiry with respect to the matters described above.

5.9 Failure to Fulfill Conditions. In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination date of this Agreement, it will promptly notify the other parties.

5.10 Preparation of Periodic and Current Reports. Prior to the Merger Time, Parent shall prepare (but not file without making a reasonable effort to comply with Section 5.6(a)) current reports on form 8-K, and any other subsequent periodic reports, that are required to be filed prior to the Merger Time.

5.11 Notification of Certain Matters. On or prior to the Merger Time, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

5.12 Directors and Officers of Company.

(a) As of the Effective Date, all members of Company’s board of directors (the “Board”) have tendered resignations as members of the Board to be effective as of the Merger Time. The Board members of the Surviving Company shall be: Michael Ahlin, Trent D’Ambrosio, Whit Cluff, Reed Benson and Kay Briggs.

(b) As of the Merger Time, the officers of Parent immediately prior to the Merger Time will continue as the sole officers of Parent, each to hold office until their respective successors are duly appointed or such Persons are removed from office in accordance with applicable law and the articles of incorporation and bylaws of Parent.

5.13 Representation in Honduras. Gerardo Flores shall remain as one of the Company’s Legal Representatives in Honduras for at least six months from the date of Closing.

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ARTICLE 6

Conditions

6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Merger Time of the conditions set forth in the paragraphs below:

(a) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b) This Agreement and all of the transactions contemplated hereby shall have been, and shall at the Merger Time remain, duly authorized by the Boards of Directors of Company, Parent and Merger Subsidiary. Further, the Merger and this Agreement shall have been approved by Parent, as the sole stockholder of Merger Subsidiary, and by the approval of the stockholders of Company as required under the NRS.

(c) There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency: (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) seeking to prohibit direct or indirect ownership or operation by Parent or Merger Subsidiary of all or a material portion of the business or assets of Company, or to compel Parent or Merger Subsidiary or any of their respective subsidiaries or Company to dispose of or to hold separately all or a material portion of the business or assets of Parent or Merger Subsidiary or of Company, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(d) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(c).

(e) There shall not have occurred any general suspension of quotation on the over-the-counter markets or trading on any national exchange, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impractical, as determined in the reasonable discretion of Company.

(f) There shall be available a good faith claim for exemptions from the registration requirements of the Securities Act and all applicable blue sky laws for the offer and issuance of the Merger Consideration.

6.2 Additional Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver of the conditions set forth in the paragraphs below:

(a) Since the Effective Date, Company shall have continued to conduct its operations in accordance with the provisions of Section 4.2.

(b) The representations of Company contained in this Agreement shall be accurate as of the Effective Date and as of the Merger Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Merger Time.

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(c) Company has obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Company’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Company or any license, franchise or permit of or affecting Company; including, but not limited to, waivers by each of the holders of those certain 5% Convertible Promissory Notes held by such holders in Company.

(d) Company shall have furnished to Parent a certificate of the Chief Executive Officer and the Chief Financial Officer of Company, dated as of the Closing Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Sections 6.2(a), (c) and (d) have been fulfilled.

(e) Company shall have furnished to Parent (i) copies of the resolutions of the Board of Directors of Company approving this Agreement, the Certificate of Merger and the transactions contemplated hereby, (ii) a copy of Company’s Certificate of Incorporation, certified by the applicable governing body in Turks and Caicos, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary certifying the signature and office of each officer of Company executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Company and (iv) a certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying to Parent that the aforementioned copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and certifying that the certified copy of Company’s certificate of incorporation is true, correct and complete as received from such governmental office.

6.3 Additional Conditions to Obligations of Company. The obligations of Company to effect the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver of the conditions set forth in the paragraphs below:

(a) Since the date of this Agreement, Parent shall have continued to conduct its operations in accordance with the provisions of Section 4.1.

(b) The representations of Parent and Merger Subsidiary contained in this Agreement shall be accurate as of the Effective Date and as of the Merger Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Parent and Merger Subsidiary, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Merger Time.

(c) Parent and Merger Subsidiary have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Parent’s or Merger Subsidiary’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Parent or any license, franchise or permit of or affecting Parent.

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(d) Neither Parent nor Merger Subsidiary shall have any obligations or liabilities other than those obligations or liabilities required by law or specifically contemplated by this Agreement and represented to Company in Article 3.

(e) Parent will have satisfied all of Parent’s payment obligations identified on Schedule 3.7.

(f) There shall not have occurred any suspension of the obligation of Parent to file reports and disclosure documentation with the SEC.

(g) There shall not have been any comment or other communication from the SEC to Parent or any of its affiliates or representatives indicating that Parent has been, is or may be, whether as a result of any of the transactions contemplated by this Agreement or otherwise, a “shell company” for any duration of time.

(h) Parent shall have furnished to Company a certificate of the Chief Executive Officer and the Chief Financial Officer of Parent, dated as of the Closing Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Sections 6.3(a), (b), (c), (d) and (e) have been fulfilled.

(i) Parent shall have furnished to Company (i) copies of the resolutions of the Parent Board of Directors approving this Agreement and the Certificate of Merger, the appointment of the directors to serve on Parent’s Board of Directors as of and after the Merger Time, and the transactions contemplated hereby, (ii) a copy of the Certificate of Incorporation of Parent, certified by the Secretary of State of Nevada, and one or more certificates from the Secretary of State of Nevada evidencing the good standing of Parent in such jurisdiction, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of Parent by its corporate secretary certifying the signature and office of each officer of Parent executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Parent and (iv) a certificate of the corporate secretary of Parent dated as of the Closing Date certifying to Company that copies of the aforementioned resolutions referred to in clause (i) above are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and certifying that the certificates furnished pursuant to clause (ii) above are true, correct and complete as received from such governmental offices.

(j) As of the Closing Date, Company will have entered into the Indemnification Agreement, indemnifying and holding harmless Parent against all losses sustained by it in connection with any claim, action, suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act or omission of Company prior to the Merger Time, as further set forth in the Indemnification Agreement.

(k) Company shall have received assurance from Parent, satisfactory to Company, (i) that the number of outstanding shares of capital stock of Parent immediately prior to the Merger Time is not greater than 13,077,679 (following the cancellation of certain shares as part of this Merger) shares of Parent Common Stock and zero (0) shares of preferred stock of Parent, and (ii) that none of Parent’s outstanding preferred stock or stock options have been converted or exercised after the Effective Date.

(l) Parent shall have received resignations from all of the members of the Company Board, to be effective as of the Merger Time.

(m) Company shall have received the Lock-up Agreements.

(n) The outstanding indebtedness of Parent shall be equal to or less than $1,500,000, all of which is represented by the promissory notes identified on Schedule 6.3(r) (collectively the “Carryover Notes”).

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ARTICLE 7

Termination

7.1 Termination. This Agreement may be terminated prior to the Merger Time:

(a) by mutual consent of Company and Parent, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

(b) by Parent, if Company shall have breached any of its representations or failed to perform any of its covenants herein, which breach or failure to perform (i) causes the condition set forth in Section 6.2(b) not to be satisfied, and (ii) is incapable of being cured or has not been cured within 10 business days after the giving of written notice of such breach or failure to perform; provided, however, that Parent may only terminate this Agreement pursuant this Section 7.1(b) if the subject breach or failure to perform would be reasonably likely to have a Material Adverse Effect on Parent and the Surviving Company taken as a whole;

(c) by Company, if Parent or Merger Subsidiary shall have breached any of their representations or failed to perform any of their covenants herein, which breach or failure to perform (i) causes the condition set forth in Section 6.3(b) not to be satisfied, and (ii) is incapable of being cured or has not been cured within 10 business days after the giving of written notice of such breach or failure to perform; provided, however, that Company may only terminate this Agreement pursuant this Section 7.1(c) if the subject breach or failure to perform would be reasonably likely to have a Material Adverse Effect on Company and the Surviving Company taken as a whole;

(d) by either Company or Parent if the Merger Time has not occurred on or before December 31, 2015, or such later date as Company and Parent may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party’s obligations under this Agreement).

Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other parties.

ARTICLE 8

General Provisions

8.1 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, fax, overnight delivery service, or registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Company:	c/o Reed Benson
4049 South Highland Drive
Salt Lake City, Utah 84124

If to Parent or Merger Subsidiary:	c/o Michael Ahlin
5320 South 900 East
Suite 260
Murray, Utah 84107

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All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed, on the day of transmission or, if that day is not a business day, on the next business day; and the next day delivery after being timely delivered to a recognized overnight delivery service.

8.2 No Survival. The representations and warranties contained in this Agreement and in any instrument delivered pursuant to this Agreement will survive the Closing for a period of one (1) year. The covenants or agreements contained in Article 1 and any other covenants or agreements contained in this Agreement requiring performance or compliance after the Merger Time shall survive the Merger Time indefinitely.

8.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, Articles, Exhibits or Schedules refer to Sections of, Articles of, Exhibit to, or Schedule to, this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

8.4 Severability. If any term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, then all other terms of this Agreement will nevertheless remain in full force and effect, and such term automatically will be amended so that it is valid, legal and enforceable to the maximum extent permitted by applicable law, but as close to the parties’ original intent as is permissible.

8.5 Entire Agreement; Amendment; Waiver. This Agreement, including the Schedules, constitutes the entire Agreement between the parties pertaining to the subject matter herein and supersedes any prior representations, warranties, covenants, agreements and understandings of the parties regarding such subject matter. No supplement, modification or amendment hereof will be binding unless expressed as such and executed in writing by each party. No waiver of any term hereof will be binding unless expressed as such in a document executed by the party making such waiver. No waiver of any term hereof will be a waiver of any other term hereof, whether or not similar, nor will any such waiver be a continuing waiver beyond its stated terms. Failure to enforce strict compliance with any term hereof will not be a waiver of, or estoppel with respect to, any existing or subsequent failure to comply.

8.6 Counterparts; Delivery. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. In addition, executed counterparts may be delivered by means of facsimile or other electronic transmission; and signatures so delivered shall be fully and validly binding to the same extent as the delivery of original signatures.

8.7 Third-Party Beneficiaries. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; provided, however, that in the event that the Merger is consummated, those Persons who shall have been holders of Company Common Stock at the Merger Time shall be third-party beneficiaries under the provisions of this Agreement giving them the right to the Merger Consideration as specified herein.

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8.8 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state.

8.9 Jurisdiction; Service of Process. Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of Minnesota, Hennepin County, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Process in any such Proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.1. Nothing in this Section 8.9, however, affects the right of any party to serve legal process in any other manner permitted by law.

ARTICLE 9

Certain Definitions

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, “control,” “controlled by” and “under common control with,” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

“Ancillary Document” means, with respect to a Person, any document delivered by or on behalf of such Person in connection with the execution and delivery of this Agreement and the Closing, pursuant to this Agreement (but does not include this Agreement).

”Board” has the meaning ascribed thereto in Section 5.12(a).

“Book Entry” means uncertificated shares of stock represented by book entry in applicable entity’s records.

“Carryover Notes” has the meaning ascribed thereto in Section 6.3(r).

“Cash at Closing” means an amount in cash or cash equivalents equal to or exceeding the total liabilities of Parent, on a consolidated basis, including the assets and liabilities of all subsidiaries, except with regard to the Carryover Notes, immediately preceding the Merger.

“Closing” has the meaning ascribed thereto in Section 1.1(d).

“Closing Date” has the meaning ascribed thereto in Section 1.1(d).

“Code” has the meaning ascribed thereto in the background of this Agreement.

“Company” has the meaning ascribed thereto in the preamble to this Agreement.

“Company Common Stock” means the common stock, par value $0.01 per share, of Company.

“Company Financial Statements” has the meaning ascribed thereto in Section 2.10.

“Company Insiders” has the meaning ascribed thereto in Section 2.8.

“Company Tax Returns” has the meaning ascribed thereto in Section 2.6(a).

“Convertible Promissory Notes” has the meaning ascribed thereto in Section 1.2(d).

“NRS” has the meaning ascribed thereto in the background of this Agreement.

“Dissenting Shares” has the meaning ascribed thereto in Section 1.5.

29

“Effective Date” means the date first set forth in the preamble to this Agreement.

“Environmental Claim” means any written notice by a Governmental Authority alleging potential liability (including potential liability for investigatory cost, cleanup cost, governmental response cost, natural resources damage, property damage, personal injury or penalty) arising out of or resulting from (a) the presence, or release into the environment, of any material or form of energy at any location, whether or not owned by any Acquired Company or (b) any violation, or alleged violation, of any Environmental Law.

“Environmental Law” means any and all federal, state, local and foreign laws, common laws, statutes, ordinances, rules, regulations or other legal requirement relating to (i) the protection of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, release or disposal of, Hazardous Materials.

“Environmental Permit” means, with respect to any of the parties hereto, any permit, license, certificate, approval or authorization issued by a Governmental Authority that is required for the operation of such party’s business or the holding of any of its material assets or properties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted United States accounting principles as have been consistently applied by the respective corporation.

“Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal, whether domestic or foreign.

“Hazardous Materials” means any pollutant, contaminant, hazardous substance, hazardous waste or petroleum or fraction thereof, and any other chemical, waste, substance or material listed in or regulated by or identified in any Environmental Law.

“Indemnification Agreement” means that certain Indemnification Agreement by and between Parent and Company, dated as of the Closing Date.

“Initial Parent Stockholders” means each Person who held Parent Common Stock immediately before the Merger Time.

“Knowledge” means (a) an individual will have “Knowledge” of a particular fact or other matter if such individual is actually consciously aware of such fact or matter; and (b) a Person, other than an individual, will have “Knowledge” of a particular fact or other matter if any individual who is serving as a director or officer (or similar executive) of such Person currently has Knowledge, as stated in clause (a), of such fact or other matter.

“Latest Parent Balance Sheet” has the meaning ascribed thereto in Section 3.11.

“Latest Company Balance Sheet” has the meaning ascribed thereto in Section 2.11.

“Liens” has the meaning ascribed thereto in Section 2.3(a).

“Lock-up Agreements” means those certain Lock-up Agreements in form and substance acceptable to Company from all Parent Insiders and any holders of greater than five percent (5%) of the outstanding Parent Common Stock and certain Company shareholders.

“Material Adverse Effect” means, with respect to any entity, a material adverse effect on the business, operations, results of operations or financial condition of such entity taken as a whole, but shall exclude any effect resulting from or relating to (i) general economic conditions or general effects on the industries in which such entity operates, (ii) acts of terrorism or war (whether or not threatened, pending or declared), or (iii) the public announcement of this Agreement or the transactions contemplated hereby.

30

“Merger Time” has the meaning ascribed thereto in Section 1.1(d).

“Merger Consideration” means the shares of Parent Common Stock issuable in connection with the Merger to the holders of Company Common Stock pursuant to Section 1.2(a).

“Merger” has the meaning ascribed thereto in the background of this Agreement.

“Merger Subsidiary” has the meaning ascribed thereto in the preamble to this Agreement.

“Options” has the meaning ascribed thereto in Section 1.2(b).

“Parent” has the meaning ascribed thereto in the preamble to this Agreement.

“Parent Balance Sheet” has the meaning ascribed thereto in Section 3.10(c).

“Parent Common Stock” means the common stock, par value $0.00001 per share, of Parent.

“Parent Contracts” has the meaning ascribed thereto in Section 3.7(a).

“Parent Insiders” has the meaning ascribed thereto in Section 3.8.

“Parent Tax Returns” has the meaning ascribed thereto in Section 3.6(a).

“Parent SEC Filings” has the meaning ascribed thereto in Section 3.10(b).

“Parent Subsidiary” shall mean Cimarron Medical Software, Inc., a Nevada Corporation.

“Permitted Liabilities” has the meaning ascribed thereto in Section 3.10(c).

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company or partnership, joint venture, estate, trust, proprietorship, association, organization, labor union or Governmental Authority.

“Proceeding” means any action, arbitration, audit, claim, demand, grievance, complaint, hearing, inquiry, investigation, litigation, proceeding or suit (whether civil, criminal or administrative), in each case that is commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Required Company Stockholder Approval” has the meaning ascribed thereto in Section 2.2(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Surviving Company” has the meaning ascribed thereto in Article 1.

“Tax” (and with the corresponding meaning “Taxes” and “Taxable”) means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, transfer, value added, ad valorem, franchise, capital stock, profits, license, withholding, payroll, employment, social security, unemployment, disability, workers’ compensation, employment-related insurance, excise, environmental, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount, imposed by any Governmental Authority, whether disputed or not; and (b) any liability for the payment of any amount of the type described in clause (a) as a result of an entity being a member of a consolidated, affiliated, combined or unitary group.

“Tax Affiliate” shall include each of the following entities, which collectively, shall be “Tax Affiliates:” (A) a party to this Agreement; (B) each of its subsidiaries and other Affiliates (if any); (C) each other member of any consolidated, affiliated, combined or unitary group of which such party or any such Affiliate is or was a member for purposes of any Taxes.

31

“Tax Returns” (and with corresponding meaning “Tax Return”) shall include all returns, claims for refund, declarations, reports, estimates, elections and information returns and statements (including any attached schedules and any amendments thereto) required to be filed or sent by or relating to a party to this Agreement or any of its Tax Affiliates and relating to any Taxes with respect to any income, properties or operations of such party or any of such Tax Affiliates.

“Tax Authority” shall mean the U.S. Internal Revenue Service and any other federal, state, local or foreign Governmental Authority responsible for the administration of any Tax.

“NRS” shall mean the Nevada Revised Statutes.

“Warrants” has the meaning ascribed thereto in Section 1.2(c).

[Signatures on Following Page]

32

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the date first written above.

CLAVO RICO, LTD

By:	/s/
Name:	Reed L. Benson
Its:	President and Chairman

INCEPTION MINING INC.

By:	/s/
Name:	Michael Ahlin
Its:	Chief Executive Officer

CR ACQUISITION CORPORATION

By:	/s/
Name:	Michael Ahlin
Its:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

33

COMPANY DISCLOSURE SCHEDULE

TO

AGREEMENT AND PLAN OF MERGER

by and among

Inception Mining Inc.

Clavo Rico, Ltd.

and

CR Acquisition Corporation

Dated as of August 4, 2015

1

COMPANY DISCLOSURE SCHEDULE

This Disclosure Schedule (this “Disclosure Schedule”), which consists of this cover page and all of the accompanying pages and attachments hereto, is made and delivered by Clavo Rico, Ltd. pursuant to Article 2 that certain Agreement and Plan of Merger, dated as of August 4, 2015 (the “Agreement”), by and among Inception Mining, Inc., a Nevada corporation (“Parent”), CR Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and Clavo Rico, Ltd. , a Turks and Caicos limited company (the “Company”). Capitalized terms used but not defined in this Disclosure Schedule shall have the same meanings given to them in the Agreement. This Disclosure Schedule is arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Article 2 of the Agreement. The information in any section or subsection of this Disclosure Schedule corresponding to any section or subsection of Article 2 of the Agreement qualifies other sections and subsections in Article 2 of the Agreement only if it is reasonably apparent on the face of such information (without further inquiry) that such information is also applicable to such other sections or subsections of this Disclosure Schedule, and in such situation, such information shall be deemed to be included in such other sections or subsections of this Disclosure Schedule. The headings contained in this Disclosure Schedule are included for convenience only, and are not intended to expand the scope of the information required to be disclosed in this Disclosure Schedule.

Nothing in this Disclosure Schedule shall broaden the scope of any representation or warranty contained in the Agreement or create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not and shall not represent a determination that such item did not arise in the ordinary and usual course of business, and (3) shall not constitute, or be deemed to be, an admission to any third party concerning such item or an admission of default or breach under any agreement or document. The information contained in this Disclosure Schedule is provided solely for purposes of making disclosures to the Parent under the Agreement. In disclosing such information, Company does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed in this Disclosure Schedule. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, and to the extent copies of such agreements and instruments have been made available to the Company or its counsel, such descriptions are qualified in their entirety by reference to the text of such agreements and instruments.

Disclosure Schedules for Agreement and Plan of Merger

Schedule 2.3(a).

The Company has 500,000,000 shares of capital stock authorized and has issued and outstanding 65,000,000 shares of capital stock.

The Company has no outstanding options, warrants, or other securities convertible into capital stock of the Company.

The Company has no obligation (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its capital stock.

Capitalization.

The authorized, issued and outstanding shares of capital stock of Company are set forth on Schedule 2.3(a). Other than as described on Schedule 2.3(a), Company has no other equity securities or securities containing any equity features that are authorized, issued or outstanding. Except as set forth in Schedule 2.3(a), there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Company any shares of capital stock or other securities of Company of any kind. Except as set forth on Schedule 2.3(a), there are no agreements or other obligations (contingent or otherwise) which may require Company to repurchase or otherwise acquire any shares of its capital stock.

2

Schedule 2.3(b).

Company does not own, and is not party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity. To Company’s Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Company.

(d) Except as disclosed on Schedule 2.3(b), Company does not own, and is not party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity. To Company’s Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Company.

Schedule 2.3(c)

Company has granted no registration rights to any shareholder.

Schedule 2.6(a):

Company has filed no tax returns in the Turks and Caicos Islands and does not believe that it has had nor does it have any obligation to do so. Company subsidiaries have filed all income tax and other related returns in Honduras. Company believes that it and its subsidiaries are in full compliance with all relevant taxing authorities.

on Schedule 2.6(a): (i) Company and each of its Tax Affiliates has timely filed (or has had timely filed on its behalf) all Company Tax Returns required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it to any Tax Authority having jurisdiction; (ii) all such Company Tax Returns are complete and accurate in all material respects; (iii) Company and each of its Tax Affiliates has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Company has established on the Company Balance Sheet, in accordance with GAAP, consistently applied, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) Company and each of its Tax Affiliates has complied with all applicable laws, rules and regulations relating to the collection or withholding of Taxes

Schedule 2.6(d)

Company is a Turks and Caicos limited company and to the extent it may in the future have a tax liability it would pay taxes to the Turks and Caicos Islands.

The Company’s two subsidiaries file tax returns in Honduras.

3

No other jurisdiction has ever contacted the Company nor its subsidiaries to claim a reporting responsibility other than set forth above.

contains a list of all jurisdictions in which Company or any of its Tax Affiliates is required to file any Company Return and no claim has been made by a Tax Authority in a jurisdiction where Company or any of its Tax Affiliates does not currently file Company Tax Returns, that Company or any of its.

Schedule 2.6(f)

None

(l) Except as disclosed on Schedule 2.6(f), Company has not requested any extension of time within which to file any Company Return, which return has not since been file.

Schedule 2.7

Concession Grants

Martinez Crushing Services Agreement

Equipment Rental Agreements-Tractomar

a. Contracts and Commitments. Schedule 2.7 lists all material agreements, whether oral or written, to which Company is a party, which are currently in effect, and which relate to the operation of Company’s business. Company has performed all obligations required to be performed by it under the

Schedule 2.8

The attached schedule of shareholders and/or affiliates have made the loans described herein to the Company;

Clavo Rico, Ltd

Schedule of Loans

For the year ended December 31, 2014

4

			31-Dec-12	31-Dec-13	31-Dec-14
Entity	Date	Amount	Acc'd Interest

Silverbrook	3/29/2011	$193,000	$60,795	$34,740	$34,740
(Dist from Belmont)	1/3/2012	$175,000	$31,500	$31,500	$31,500
Silverbrook	5/4/2011	$700,000	$210,000	$126,000	$126,000
	3/20/2012	$50,000	$6,750	$9,000	$9,000

LWB Irrevocable Trust	3/29/2011	$108,000	$34,020	$19,440	$19,440
	4/27/2011	$103,000	$15,000	$18,540	$18,540
Assigned from Zobrist	1/11/2013	$140,000		$25,200	$25,200

Legends Capital Group	7/18/2012	$50,000	$2,250	$9,000	$9,000
(Ballard)	8/7/2012	$100,000	$4,500	$18,000	$18,000
	9/7/2012	$50,000	$2,250	$9,000	$9,000
	9/18/2012	$25,000	$1,125	$4,500	$4,500
	9/24/2012	$25,000	$1,125	$4,500	$4,500
Repaid 4/15/2013	9/27/2012		$4,500	$5,250	$0

GAIA	12/6/2011	$300,000	$58,500	$54,000	$54,000
	3/29/2012	$400,000	$54,000	$72,000	$72,000
	4/26/2012	$100,000	$12,000	$18,000	$18,000
	5/11/2012	$50,000	$6,000	$9,000	$9,000
	6/4/2012	$100,000	$10,500	$18,000	$18,000
	6/20/2012	$100,000	$9,000	$18,000	$18,000
	10/10/2012	$100,000	$4,500	$18,000	$18,000

Claymore Management	3/18/2011	$185,000	$58,275	$33,300	$33,300

LWB Irrevocable Trust	12/14/2010	$50,000	$18,000	$9,000	$9,000
	12/20/2010	$100,000	$36,000	$18,000	$18,000
	3/18/2011	$50,000	$15,750	$9,000	$9,000
	8/10/2011	$500,000	$127,500	$90,000	$90,000
	2/20/2012	$50,000	$7,500	$9,000	$9,000

Legends Capital Group	10/20/2011	$200,000	$42,000	$36,000	$36,000
(Assigned from BizVis)	11/8/2011	$150,000	$31,500	$27,000	$27,000
	2/16/2012	$100,000	$15,000	$18,000	$18,000
	3/5/2012	$30,000	$4,500	$5,400	$5,400
	3/28/2012	$35,000	$4,725	$6,300	$6,300

Phil Zobrist	1/11/2013	$60,000		$10,800	$10,800

Silverbrook	2/28/2013	$100,000		$18,000	$18,000
	3/21/2013	$100,000		$13,500	$18,000
	3/28/2013	$100,000		$13,500	$18,000
	5/2/2013	$100,000		$12,000	$18,000
	12/13/2013	$50,000		$325	$9,000
	1/13/2014	$49,990			$9,000
	2/7/2014	$50,000			$8,250
	2/20/2014	$50,000			$7,500
	3/6/2014	$49,990			$7,500
	3/27/2014	$50,000			$6,750
	4/14/2014	$50,000			$6,375
	4/24/2014	$50,000			$6,000
	6/3/2014	$50,000			$5,250
	6/13/2014	$30,000			$2,925
	6/13/2014	$30,000			$2,925
	1/7/2015	$50,000
	1/22/2015	$50,000
	2/9/2015	$50,000
	2/20/2015	$50,000

Total		$5,488,980	$889,065	$850,795	$931,695

5

Clavo Rico, Inc., a Utah corporation, is owned by Company insiders and purchases unrefined gold dore bars from the Company subsidiaries pursuant to invoices generated by the subsidiaries, imports the dore’ bars to the US, refines the gold and sells the refined product on the open market.

9.1 Affiliate Transactions. Except as set forth in Schedule 2.8, and other than pursuant to this Agreement, no officer, director or employee of Company, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest in Company (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such Persons) (collectively, the “Company Insiders”), has any agreement with Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Company (other than ownership of capital stock of Company). Except as set forth on Schedule 2.8, Company is not indebted to any Company Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Company Insider is indebted to Company (except for cash advances for ordinary business expenses). Except as set forth on Schedule 2.8, none of the Company Insiders has any direct or indirect interest in any competitor, supplier or customer of Company or in any Person from whom or to whom Company leases any property, or in any other Person with whom Company transacts business of any nature. The officers, directors and employees of Company have not, by virtue of their employment with or service to Company, usurped any corporate opportunities of any third party to which such officer, director and employee has, or could reasonably be considered to have, a fiduciary duty under any applicable laws. For purposes of this Section 2.8 the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

Schedule 2.9(b)

Company currently operates under the Mining Law in Honduras, which requires among other things constant supervision of the environmental authorities, the mining ministry, central banking authorities and exporting agencies as well as other governmental authorities. Formal licenses and permits have not been required, but the Company believes that it could acquire them should they become necessary.

Except as set forth on Schedule 2.9(b), Company has no licenses, permits, Environmental Permits or certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to permit it to conduct its business and own and operate.

6

Schedule 2.11.

Amounts due under Honduran law to terminated or retiring employees for employees retirement benefits estimated to be approximately $400,000.

9.5 No Undisclosed Liabilities. Except as reflected in the balance sheet of Company at June 30, 2015 (the “Latest Company Balance Sheet”), Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen after the date of the Latest Company Balance Sheet in the ordinary course of business, none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit, or (ii) as otherwise set forth on Schedule 2.11.

Schedule 2.13

Twenty Hectres located in El Corpus, Honduras encompassing the current plant and recovery fields.

9.9 Real Property. Schedule 2.13 lists all real property leased by Company. Company does not own any real property. Company has good and valid title to all of its leaseholds and other interests free and clear of all Liens, except for such Liens which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. The real property to which such leaseholds and other interests pertain constitutes all of the real property used in Company’s business.

Schedule 2.15

No Changes to business operations since December 31, 2014.

9.10 Absence of Certain Developments. Except as disclosed in the Company Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2014, Company has owned and operated its assets, properties and businesses consistent with past practice. Without limiting the generality of the foregoing, except as listed in Schedule 2.15, since December 31, 2014, Company has not:

Schedule 2.17(a)

9.11 Employees.

(c) Schedule 2.17(a) lists, as of the Effective Date, the name, position, base compensation and, for calendar year 2015, total compensation for each employee of Company.

7

Schedule 2.17(b)

(d) Except as otherwise set forth in Schedule 2.17(b), or as contemplated by this Agreement, to the Knowledge of Company, (i) neither any executive employee of Company nor any group of the employees of Company has any plans to terminate his, her or its employment; (ii) Company has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against Company nor is Company aware of any facts that would give rise to such a claim; (iv) no employee of Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Company; and (v) no employee or former employee of Company has any claim with respect to any intellectual property rights of Company.

Schedule 2.18

9.12 Proprietary Information and Inventions. Set forth on Schedule 2.18 is a complete and accurate list of all current Company employees, consultants, contractors or other Persons that are subject to a non-disclosure agreement or an alternative employment agreement with Company containing comparable non-disclosure provisions.

Schedule 2.19

9.13 Intellectual Property. Set forth on Schedule 2.19 is a complete and accurate list of all Intellectual Property owned or licensed by Company, and accurately identifies all Persons from which or to which Company licenses all such listed Intellectual Property. For purposes of this Agreement, the term “Intellectual Property” means: (a) patents (including any registrations, continuations, continuations in part, renewals and any applications for any of the foregoing); (b) registered and unregistered copyrights and copyright applications; and (c) registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor.

8

PARENT DISCLOSURE SCHEDULE

TO

AGREEMENT AND PLAN OF MERGER

by and among

Inception Mining Inc.

Clavo Rico, Ltd.

and

CR Acquisition Corporation

1

Parent Disclosure Schedules for Agreement and Plan of Merger

Representations and Warranties of the Company

3.3 Capitalization.

(a) Parent’s authorized capitalization consists of 10,000,000 shares of Preferred Shares, $.00001 par value, none of which are issued and outstanding, and 500,000,000 shares of common stock, par value $.00001, of which 13,077,679 (following the cancellation of certain shares as part of this Merger) shares are issued and outstanding. The issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive rights.

(b) Registration Rights.

The Company has granted piggyback registration rights to certain PPM investors and to Firstfire (if they convert into shares)

1.1 Piggy-Back Rights. If at any time on or after the date of the Closing the Company proposes to file any Registration Statement under the 1933 Act (a “Registration Statement”) with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan on Form S-8, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

(c) Merger Subsidiary Capitalization. The authorized capital stock of Merger Subsidiary consists of One Hundred (100) shares of common stock, par value $0.001 per share, all of which are issued and outstanding and held of record by Parent as of the date hereof. The issued and outstanding shares of capital stock of Merger Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights.

2

3. 6 Tax Matters. No Exceptions.

(f) No Exceptions.

(i) No Exceptions.

3.7 Contracts and Commitments.

(c) No Exceptions.

(d) Liabilities and obligations of Parent as of the Closing.

Notes:

MDL Ventures, L.L.C./Trent D’Ambrosio	$1,093,791

Dave Wavrek	$70,000

Firstfire LLC	$115,000

Typnex	$50,000

Iconic	$28,000

Payables

PSI	$30,000.00

Fleming PLLC	$26,000.00

BJC	$7,500.00

Barkell Trucking	$9,622.37

Westfall Excavation	$7,250.00

Rod Sperry	$4,500.00

3.9 Compliance with Laws; Permits. None.

3. 10 Exchange Act Reports.

(b) No Exceptions.

(c) Permitted Liabilities

3.11 Undisclosed Liabilities. No Exceptions.

3

3.13 Real Property.

U.P. & Burlington Lode, Mineral Survey 1602, Eureka Mining District, Located in Section 17, Township 22 North, Range 21 East Boise Meridian.

3.16 Absence of Certain Developments. (b) No Exceptions.

3.18 Employees.

Michael Ahlin CEO – Effective 2/25/2013, Base Compensation for Calendar year 2015 was $0, Total Compensation for Calendar year 2015 was $0.

Brian Brewer COO – Effective 2/25/2013, Resigned 2/16/2015, Base Compensation for Calendar year 2015 was $0, Total Compensation for Calendar year 2015 was $0.

Whit Cluff CFO - Effective 2/25/2013, Base Compensation for Calendar year 2015 was $0, Total Compensation for Calendar year 2015 was $0.

(c) No Exceptions.

3.19 Proprietary Information and Inventions. None

3.20 Intellectual Property. None

3.27 Prepaid Assets. None.

4